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                                                                   EXHIBIT 23.1

           CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-28225, 33-17119, 33-7369) and the Registration Statements on Forms S-8 (Nos. 33-20089, 33-48273, 33-99372, 33-20861) of SyQuest Technology, Inc. of our report dated December 29, 1997 appearing on page 30 of this Form 10-K.

                                                      /s/ Price Waterhouse LLP
San Jose, California
December 29, 1997